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                        THE SEARS EQUITY INVESTMENT TRUST

                          TRUST INDENTURE AND AGREEMENT

                  for all series formed on or subsequent to the
                         effective date specified below


                                     Between


                            DEAN WITTER REYNOLDS INC.

                                  As Depositor

                                       and

                           UNITED STATES TRUST COMPANY
                                   OF NEW YORK

                                   As Trustee


                             -----------------------

                             Dated: January 22, 1991




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

                          TRUST INDENTURE AND AGREEMENT
                        The Sears Equity Investment Trust


                                TABLE OF CONTENTS

                                                                            PAGE


PREAMBLES.....................................................................1

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.           Definitions...........................................9

                                   ARTICLE II

                   DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST

Section 2.01.      Deposit of Securities.....................................12
Section 2.02.      Acceptance of Trust.......................................13
Section 2.03.      Issue of Units............................................13
Section 2.04.      Form of Certificates......................................14
Section 2.05.      Uncertificated Units......................................14
Section 2.06.      Deposit of Additional Securities..........................15
Section 2.07.      Register of Units.........................................17
Section 2.08.      Printing and Custodianship of Certificates................17
Section 2.09.      Voting Rights.............................................17

                                   ARTICLE III

                             ADMINISTRATION OF TRUST

Section 3.01.      Initial Cost..............................................17
Section 3.02.      Income Account............................................17
Section 3.03.      Principal Account.........................................17
Section 3.04.      Reserve Account...........................................18
Section 3.05.      Distribution..............................................18
Section 3.06.      Distribution Statements...................................20
Section 3.07.      Replacement Securities....................................22
Section 3.08.      Sale of Securities........................................23
Section 3.09.      Notice and Sale by Trustee................................24
Section 3.10.      Refunding of Securities...................................24
Section 3.11.      Notice of Actions.........................................25
Section 3.12.      Extraordinary Distributions...............................25
Section 3.13.      Investment Restrictions...................................26

                                                                            PAGE
                                   ARTICLE IV

                            EVALUATION OF SECURITIES

Section 4.01.      Evaluation of Securities..................................26
Section 4.02.      Tax Reports...............................................27
Section 4.03.      Liability of the Trustee..................................27

                                    ARTICLE V

                          TRUST EVALUATION, REDEMPTION,
                      TRANSFER, INTERCHANGE OR REPLACEMENT
                                 OF CERTIFICATES

Section 5.01.      Trust Evaluation..........................................28
Section 5.02.      Redemptions by Trustee; Purchases by Depositor............29
Section 5.03.      Transfer or Interchange of Certificates...................32
Section 5.04.      Certificates Mutilated, Destroyed, Stolen or Lost.........33

                                   ARTICLE VI

                                     TRUSTEE

Section 6.01.      General Definition of Trustee's Liabilities, Rights
                    and Duties...............................................34
Section 6.02.      Books, Records and Reports................................38
Section 6.03.      Indenture and List of Securities on File..................38
Section 6.04.      Compensation of Trustee...................................38
Section 6.05.      Removal and Resignation of Trustee; Successor.............39
Section 6.06.      Qualifications of Trustee.................................41

                                   ARTICLE VII

                             RIGHTS OF UNIT HOLDERS

Section 7.01.      Beneficiaries of Trust....................................42
Section 7.02.      Rights, Terms and Conditions..............................42

                                  ARTICLE VIII

                                    DEPOSITOR

Section 8.01.      Liabilities; Power of Attorney............................43
Section 8.02.      Discharge.................................................43
Section 8.03.      Successors................................................44
Section 8.04.      Resignation...............................................45
Section 8.05.      Additional Depositors.....................................45

                                                                            PAGE

Section 8.06.      Exclusions from Liability.................................45
Section 8.07.      Compensation..............................................46

                                   ARTICLE IX

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

Section 9.01.      Amendments................................................47
Section 9.02.      Notice of Amendment.......................................48
Section 9.03.      Termination...............................................48
Section 9.04.      Construction..............................................51
Section 9.05.      Use of the Name "Sears\...................................51
Section 9.05.      Written Notice............................................51
Section 9.06.      Severability..............................................52
Section 9.07.      Dissolution of Depositor Not to Terminate.................52

EXECUTION....................................................................

ACKNOWLEDGMENTS..............................................................

                              --------------------

This Table of Contents does not constitute part of the Indenture.

                  TRUST INDENTURE AND AGREEMENT dated January 22, 1991 between DEAN WITTER REYNOLDS INC., as Depositor, and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee.

                  WITNESSETH that:

                  WHEREAS, the Depositor and the Trustee are entering into this Trust Indenture and Agreement for the purpose of establishing certain of the terms, covenants and conditions of the Dean Witter Select Equity Trust and each subsequent Series which may be established from time to time hereafter incorporating by reference the terms hereof; and

                  WHEREAS, for the Sears Equity Investment Trust and each subsequent Series thereof to which this Trust Indenture and Agreement is applicable, the Depositor and the Trustee shall execute a separate Reference Trust Agreement incorporating by reference this Trust Indenture and Agreement and effecting any amendment, supplement or variation from or to such incorporation by reference with respect to the related series, and specifying for that series: (i) the Securities deposited in trust and the number of Units delivered by the Trustee in exchange for the Securities pursuant to Section 2.03; (ii) the initial fractional undivided interest represented by each Unit in each Trust; (iii) the First Settlement Date; (iv) the first and subsequent Computation Dates; (v) the first and subsequent quarterly or other Distribution Dates; (vi) the first and subsequent Record Dates; (vii) the name of the Depositor; (viii) the Mandatory Termination Date; (ix) the Discretionary Liquidation Amount; (x) the Depositor's fee; (xi) the Trustee's fee; (xii) the Date of Deposit and the Series name of the Trust; and (xiii) any other change or addition contemplated or permitted by this Trust Indenture and Agreement; and

                  WHEREAS, the Depositor will acquire and, concurrently with the execution and delivery of the appropriate Reference Trust Agreement, will deposit in trust with the Trustee the Securities to be listed in the Schedule thereto, all to be held by the Trustee in trust upon the terms and conditions hereinafter set forth as amended, supplemented or varied by such Reference Trust Agreement, for the use and benefit of all registered holders of units of fractional undivided interest in the Trust to which such Reference Trust Agreement relates; and

                  WHEREAS, concurrently with the receipt of the aforesaid deposit, the Trustee will record on its books the ownership by the Depositor thereof of units of fractional undivided interest in such Securities and in the Income Account and the Principal Account maintained under this Indenture in the manner hereinafter provided (which units of fractional undivided interest so recorded respectively will represent in the aggregate 100% of the beneficial interest established at such time in such Securities, Income Account and Principal Account) and if the Depositor so directs, will execute in the name of the Depositor thereof a certificate or certificates representing the aggregate number of Units specified in such Reference Trust Agreement and deliver same to such Depositor.

                  WHEREAS, the form of the Certificates shall be substantially as follows:

Number _____                                                      _______ Units

                            CERTIFICATE OF OWNERSHIP

                                  -Evidencing-
                              An Undivided Interest
                                      -in-
               THE SEARS EQUITY INVESTMENT TRUST, ____ SERIES ___

                  This is to certify that __________ is the owner and registered holder of this Certificate evidencing the ownership of _______ Unit(s) of fractional undivided interest in the particular series of the Sears Equity Investment Trust noted on the face hereof (herein called the "Trust"), created under the laws of the State of New York by the Trust Indenture and Agreement (hereinafter called the "Indenture") dated as of the date of deposit (the "Date of Deposit") between Dean Witter Reynolds Inc. (hereinafter called the "Depositor") and United States Trust Company of New York (hereinafter called the "Trustee").

                  The Trust consists of (1) Securities, as defined in the Indenture, as may from time to time be held in the Trust (including (i) contracts, if any, for the purchase of certain of the Securities together with moneys and/or letters of credit in an amount sufficient to pay for such Securities and (ii) reinvestment securities, if any) and (2) such amounts as from time to time may be held in the Income Account and the Principal Account maintained under the Indenture in the manner described below.

                  At any given time this Certificate shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of Units set forth on the face hereof and the denominator of which shall be the total number of Units of undivided interest which are outstanding at such time. The Indenture permits the Depositor to deposit additional Securities from time to time with the Trustee, at which times the Trustee will deliver to the Depositor Certificates for Units representing the additional Securities deposited with the Trust.

                  The provisions of this Certificate are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth in this place.

                  This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Indenture.

                  IN WITNESS WHEREOF, United States Trust Company of New York, as Trustee, has caused this Certificate to be manually executed in its corporate name by an authorized officer and Dean Witter Reynolds Inc., as Depositor, has caused this Certificate to be executed in its name by the facsimile signature of one of its Authorized Officers.


UNITED STATES TRUST COMPANY OF          DEAN WITTER REYNOLDS INC.,
  NEW YORK, Trustee                       Depositor


By                                      By
  ----------------------------------       --------------------------------
       Authorized Officer                      Authorized Officer

Date:  ____________, ____


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                                      -4-


                          [REVERSE SIDE OF CERTIFICATE]

                          SEARS EQUITY INVESTMENT TRUST

                  The Depositor hereby grants and conveys all of its right, title and interest in and to the Trust to the extent of the fractional undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

                  The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its office at New York, New York and, upon payment of any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day (as defined in the Indenture), on the first Business Day prior to such calendar day, an amount in cash or cash equivalents, or Securities in kind if such option is offered by the Depositor, equal to the evaluation of the fractional undivided interest in the Trust evidenced by this Certificate, upon the basis provided for in the Indenture. The right of redemption may be suspended and the date of payment may be postponed for any period during which the New York Stock Exchange is closed, other than customary weekend or holiday closings; for any period during which the Securities and Exchange Commission has determined that trading on that Exchange is restricted or an emergency exists as a result of which disposal or evaluation of any of the Securities held in the Trust is not reasonably practicable; or for such other periods as the Securities and Exchange Commission may by order permit.

                  The Depositor has the right under certain circumstances set forth in the Indenture to purchase any Certificate tendered to the Trustee for redemption no later than the next business day following tender at a price not less than the Redemption Price.

                  Income received by the Trustee as part of the Trust shall be credited by the Trustee to the Income Account. With certain exceptions specified in the Indenture, all other moneys received by the Trustee as a part of the Trust shall be credited to a separate Principal Account.

                  The Record Dates and Distribution Dates are as set forth in the Indenture.

                  The fractional undivided interest represented by this Certificate with respect to the Income and Principal Accounts (after the deductions referred to below) shall be distributed on, or shortly after, each Distribution Date in the manner and subject to the limitations specified in the Indenture. All distributions from the Income and Principal Accounts shall be made to the holder of record of this Certificate at the close of business on the Record Date prior to the Distribution Date on which such distributions are made.

                  No distributions need be made from the Principal Account if the balance therein is less than an amount specified in the Indenture.

                  Distributions from the Income and Principal Accounts shall be made either by mail to the post office address of the holder hereof appearing on the registration books of the Trustee or by such other means as shall be mutually agreed upon between the holder and the Trustee. A Unit Holder shall notify the Trustee in writing of any change of address.

                  From time to time deductions shall be made from the Income and Principal Accounts, as more fully set forth in the Indenture, for redemption of Units, compensation of the Depositor, compensation of the Trustee, reimbursement of certain expenses and advances incurred by or on behalf of the Trustee (other than such expenses borne by the Trustee), certain legal and auditing expenses and payment of, or the establishment of a reserve for, applicable taxes or governmental charges, if any.

                  Shortly after the end of each calendar year the Trustee shall furnish to the registered holder of this Certificate a statement setting forth, among other things, the amounts received by the Trust and deductions therefrom and the amounts distributed during the preceding year in respect of income on, and redemptions and sales of, Securities held in the Trust.

                  This Certificate shall be transferable by the registered holder hereof by presentation and surrender hereof at the unit investment trust office of the Trustee properly endorsed hereon or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the registered holder or his authorized attorney. Certificates of this Series are interchangeable for one or more Certificates of such Series in an equal aggregate number of Units of fractional undivided interest at the unit investment trust office of the Trustee in denominations of one Unit of fractional undivided interest or any multiple thereof that may be deemed appropriate by the Trustee.

                  The holder hereof may be required to pay a charge of $2.00 (or such other amount as may be determined by the Trustee) in connection with the transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

                  The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Indenture, copies of which are on file and available for inspection at reasonable times during business hours at the unit investment trust office of the Trustee, to which Indenture reference is made for all the terms, conditions and covenants thereof.

                  The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

                  Units may also be held in uncertificated form if such option is offered by the Trustee. Holders of Units evidenced by Certificates may at any time elect to have their Units held in uncertificated form by surrendering their Certificates to the Trustee for cancellation. At such time, an appropriate notation will be made in the registration books of the Trustee to indicate that the Units formerly evidenced by such cancelled Certificates are held in uncertificated form. The Trustee shall, at the request of the holder of any Units held in uncertificated form, issue a new Certificate or certificate in quantities and denominations as requested by the holder and deemed appropriate by the Trustee, subject to a $2.00 per certificate charge, to evidence such Units and at such time make an appropriate notation in the registration books of the Trustee. Uncertificated Units are transferable and interchangeable by the holder or his duly authorized attorney at the unit investment trust office of the Trustee upon delivery of an instrument of transfer and related documents in form satisfactory to the Trustee and payment of any tax or other governmental charges, fees and expenses applicable thereto. The rights of any holder of Units held in uncertificated form set forth in the Indenture are the same as the rights of any holder of Units evidenced by Certificates under such Indenture.

                  The Indenture and the Trust created thereby shall terminate on the Mandatory Termination Date as defined in the Indenture. The Indenture provides that the Trust may be terminated prior to such date under certain circumstances which include the sale or other disposition of the last Security held thereunder, a decrease in the value of the Trust to less than the amount specified in the Indenture or upon the vote of the holders of 51% of all Units outstanding. Upon any termination the Trustee shall sell, or distribute in-kind, all of the Securities then held, if any, and distribute pro rata the funds then held in the Trust upon the surrender of the Certificates, all in the manner provided in the Indenture. Upon the termination, the Trustee shall be under no further obligation with respect to the Trust, except to hold such funds in trust, without interest, until distribution as aforesaid and shall have no duty upon any termination to communicate with the holder hereof other than by mail at the address of such holder appearing on the registration books of the Trustee.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof, the modification of the rights and the obligations of the Depositor, the Trustee and the registered holders of Units thereunder and the waiver of the performance of any of the provisions thereof at any time with the consent of the holders of Units evidencing 51% of the Units at any time outstanding under the Indenture. Any such consent or waiver by the holder of a Unit shall be conclusive and binding upon such holder of a Unit and upon all future holders of Units and shall be binding upon any Unit whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Unit(s) evidenced hereby are at such time in uncertificated form. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Units.

                  This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM        -    as tenants in common

                  TEN ENT        -    as tenants by the entirety
                  JT TEN         -    as joint tenants with right of
                                      survivorship and not as tenants in common

                  UNIF GIFT MIN ACT............Custodian............
                                      (Cust)              (Minor)
                        under Uniform Gifts to Minor Act
                        ................................
                                     (State)

Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, __________hereby sell(s), assign(s) and transfer(s) _______ Units unto________________

---------------------------------------------------------------------------

                                          Please insert Social Security or Other
                                          Identifying Number of Assignee

                                          --------------------------------------

                                          --------------------------------------

the within Certificate and does hereby irrevocably constitute and appoint ______________________, attorney, to transfer said Certificate on the books of the Trustee, with full power of substitution in the premises.

Dated:
                                        ----------------------------------------
                                        Notice: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        Certificate or as recorded on the
                                        books of the Trustee, as the case
                                        may be, in every particular, without
                                        alteration or enlargement or any
                                        change whatever.

                                    ARTICLE I

                                   DEFINITIONS


                  Section 1.01. DEFINITIONS: Whenever used in this Indenture, the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

                    (1) "Additional Securities" shall mean such Securities (as defined herein) as are listed in Supplemental Schedules to a Supplemental Indenture and which have been deposited to effect an increase over the number of Units initially specified in Part II of the Reference Trust Agreement.

                    (2) "Additional Deposited Units" shall mean such Deposited Units (as defined herein) as are listed in schedules to a Supplemental Indenture and which are deposited in connection with an increase in the number of Units initially specified in an Indenture.

                    (3) "Additional Units" shall mean such Units (as defined herein) as are issued in respect of Additional Securities and Additional Deposited Units, if any.

                    (4) "Basic Agreement" shall mean this Trust Indenture and Agreement dated as indicated on the cover page hereof as originally executed, or if amended as hereinafter provided, as so amended, exclusive of the terms contained in any related Reference Trust Agreement.

                    (5) "Business Day" shall mean any day other than a Saturday or Sunday or other day on which the New York Stock Exchange is closed for trading, a legal holiday in the City of New York, or a day on which banking institutions are authorized by law to close.

                    (6) "Certificate" shall mean any one of the certificates executed by the Trustee and the Depositor evidencing ownership of an individual fractional interest in the Trust.

                    (7) "Computation Day" shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

                    (8) "Contract Securities" shall mean Securities which are to be acquired by the Trust pursuant to con-tracts, including (i) Securities listed in the Schedule to the Reference Trust Agreement and (ii) Securities which the Depositor has contracted to purchase for the Trust pursuant to Sections 2.06 and 3.07.

                    (9) "Deposited Units" shall mean such units of a previous series of Sears Equity Investment Trust as are listed on a Schedule to the Reference Trust Agreement.

                   (10) "Depositor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

                   (11) "Distribution Date" shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

                   (12) "Evaluation Time" shall mean the close of trading on the New York Stock Exchange, presently 4:00 p.m. or such other time as is designated as the Evaluation Time in the prospectus for a Trust.

                   (13) "First Settlement Date" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

                   (14) "Indenture" shall mean the Basic Agreement, as further amended, supplemented or varied by the Reference Trust Agreement.

                   (15) "In-Kind Date" shall have the meaning assigned to it in
         Part II of the Reference Trust Agreement.

                   (16) "Record Date" shall have the meaning assigned to it in
         Part II of the Reference Trust Agreement.

                   (17) "Reference Trust Agreement" shall mean a supplement to the Basic Agreement, the purpose of which shall be to amend, supplement and/or vary certain of the terms contained in the Basic Agreement. The Reference Trust Agreement, together with the Basic Agreement to the extent that such Reference Trust Agreement incorporates it by reference, defines all the terms, rights and duties relevant to the series of the Sears Equity Investment Trust to which such Reference Trust Agreement relates.

                   (18) "Replacement Security" shall mean a Security purchased by the Trustee pursuant to Section 3.07 hereof.

                   (19) "Restricted Securities" shall mean Securities which were acquired in private placements and which at the time could not, in the opinion of counsel designated by the Depositor and satisfactory to the Trustee, be sold publicly by the Trustee without registration (or perfection of an exemption) under the Securities Act of 1933, as amended (or similar provisions of law subsequently enacted).

                   (20) "Securities" shall mean such stock, common or preferred (including for all purposes hereof "when-issued" and/or "regular way" contracts, if any, for the purchase thereof evidenced by the purchasing broker's confirmation of, or list of its confirmations of, such contracts and a certified check or checks and/or an irrevocable letter or letters of credit in the amount required for such purchase) and such Deposited Units, as are (i) deposited in irrevocable trust and listed in the Schedule or Supplemental Schedules to the Reference Trust Agreement and (ii) received in exchange or substitution for any Securities pursuant to Section 3.07 and Section 3.10 hereof, as may from time to time be acquired and continue to be held as a part of the Trust to which such Reference Trust Agreement relates.

                  (21) "Special Security" shall have the meaning assigned to it in Section 3.07 hereof.

                   (22) "Supplemental Indenture" shall mean an amendment or supplement to the Reference Trust Agreement executed pursuant to
         Section 2.06 hereof for the purpose of making additional deposits of Securities in the Trust and issuing a corresponding amount of Additional Units.

                   (23) "Supplemental Schedule" shall mean a schedule to the Supplemental Indenture listing the Additional Securities deposited.

                   (24) "Termination Date" shall mean the date set forth in Part II of the Reference Trust Agreement.

                   (25) "Trust" shall mean the trust created by this Indenture, which shall be denominated as indicated in Part II of the Reference Trust Agreement relating to such Trust, and which shall consist of the Securities held pursuant and subject to this Indenture together with all dividends thereon, received but undistributed, any undistributed cash realized from the sale, redemption or liquidation thereof, such amounts as may be on deposit in the

         Reserve Account hereinafter established and all other property and rights to which Unit Holders may be entitled under the provisions of this Indenture.

                   (26) "Trustee" shall mean United States Trust Company of New York, or any successor trustee as hereinafter provided for.

                   (27) "Unit" shall mean the fractional undivided interest in and ownership of the Trust which shall be initially equal to the fraction specified for the Trust in Part II of the Reference Trust Agreement, the denominator of which fraction shall be decreased by the number of any such Units redeemed as provided in Section 5.02 and increased by the number of any Additional Units as provided in Section 2.05.

                   (28) "Unit Holder" shall mean the registered holder of any Unit as recorded on the registration books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Unit and as such shall be deemed a beneficiary of the Trust created by this Indenture to the extent of his pro rata share thereof.

                   (29) The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

                   (30) Words importing the singular number shall include the plural number in each case and vice versa and words importing persons shall include corporations and associations, as well as natural persons.


                                   ARTICLE II

                   DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST


                  Section 2.01. DEPOSIT OF SECURITIES: The Depositor, currently with the execution and delivery hereof, has deposited with the Trustee in trust the Securities listed in the Schedule or Schedules attached to such Reference Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, administered and applied by the Trustee as herein provided. In the event that the purchase of Securities represented by "when-issued" and/or "regular way" contracts shall not be consummated in accordance with said contracts, the Trustee shall credit to the Principal Account pursuant to Section 3.03 hereof the cash or cash equivalents (including such portion of any letter of credit applicable to such contracts) deposited by the Depositor for the purpose of such purchase. Such monies, unless invested in Replacement Securities in accordance with Section 3.07 hereof, shall be distributed to Unit Holders pursuant to Section 3.05 hereof on the Distribution Date next following the failure of consummation of such purchase or such earlier date as the Depositor and the Trustee determine. The Depositor shall deliver the Securities listed on said Schedule or Schedules to the Trustee which were not actually delivered concurrently with the execution and delivery of the Reference Trust Agreement within 90 days after said execution and delivery or, if Section
3.07 applies, within such shorter period as is specified in Section 3.07.

                  The Trustee is irrevocably authorized hereby to effect registration of transfer of the Securities in fully registered form in the name of the Trustee or its nominee.

                  Section 2.02. ACCEPTANCE OF TRUST: The Trustee hereby accepts the Trust created by this Indenture for the use and benefit of the Unit Holders in the Trust, subject to the terms and conditions of this Indenture.

                  Section 2.03. ISSUE OF UNITS: By executing the Reference Trust Agreement the Trustee will thereby acknowledge receipt of the deposit relating to the Trust to which such Reference Trust Agreement relates, referred to in
Section 2.01, and simultaneously with the receipt of said deposit, will record on its books for the account of the Depositor the aggregate number of Units of the Trust in exchange therefor as specified in Part II of the Reference Trust Agreement and shall, if so requested, issue Certificates evidencing such Units.

                  The Trustee hereby agrees that, on the date of any Supplemental Schedule to the Reference Trust Agreement, it shall acknowledge that the Additional Securities identified therein have been deposited with it by recording on its books the ownership by the Depositor, or such other person or persons as may be indicated by the Depositor, of the aggregate number of Additional Units to be issued in respect of such Additional Securities so deposited, and shall, if so requested, execute Certificates substantially in the form above recited representing the ownership of an aggregate number of such Additional Units.

                  Under the terms and conditions and at such times as are permitted by the Trustee, Units may also be held in uncertificated form. Unit Holders may elect to have their Units held in uncertificated form by surrendering their Certificates to the Trustee for cancellation. At such time, an appropriate notation will be made on the registration books of the Trustee to indicate that the Units formerly evidenced by such cancelled Certificates are Units held in uncertificated form. The Trustee shall, at the request of the holder of any Units held in uncertificated form, subject to a $2.00 per certificate charge, issue a new Certificate to evidence such Units and at such time make an appropriate notation in the registration books of the Trustee. The rights set forth in this Indenture of any holder of Units held in uncertificated form shall be the same as those of any other Unit Holder.

                  The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one such trust may not be commingled with the assets of any other, nor shall the expenses of any such trust be charged against the other. The Units representing the ownership of a fractional undivided interest in one Trust shall not be exchangeable for Units representing the ownership of an undivided fractional interest in any other except as set forth in the Prospectus.

                  Section 2.04. FORM OF CERTIFICATES: Each Certificate referred to in Section 2.03 shall be in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually or in facsimile by an authorized officer of the Trustee and in facsimile by an authorized officer of the Depositor of the Trust to which the Certificate relates, and dated the date of execution and delivery by the Trustee.

                  Section 2.05. UNCERTIFICATED UNITS: All Units may be held in uncertificated form, unless and as the Trustee may deem it appropriate to issue certificates provided that the Trustee shall issue Certificates if so directed by the Depositor. The Trustee may deem and treat the person in whose name any Unit is registered upon the books of the Trustee as the owner thereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

                  Section 2.06. DEPOSIT OF ADDITIONAL SECURITIES: From time to time and in the discretion of the Depositor, the Depositor may make deposits of Additional Securities duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or contracts to pur-chase Additional Securities and cash or an irrevocable letter of credit in an amount necessary to consummate the purchase of any Additional Securities pursuant to such contracts ("Additional Contract Securities")) and Cash (as defined below), if Cash is an asset of the Trust immediately prior to the supplemental deposit, provided that each deposit during the 90-day period following the first deposit of Securities in the Trust shall replicate, to the extent practicable as hereinafter provided, the Securities (including Contract Securities) and shall exactly replicate Cash (other than Cash to be distributed solely to persons other than persons receiving the distribution as holders of Additional Units created by the deposit) held in the Trust immediately prior to each such deposit; and, provided further that each deposit of Additional Securities and Cash, if any, subsequent to such 90-day period shall exactly replicate the Securities (including Contract Securities) and Cash (other than Cash to be distributed solely to persons other than persons receiving the distribution as holders of Additional Units created by the deposit) held in the Trust immediately prior to each such deposit. For purposes of this paragraph, Cash means cash on hand in the Trust and/or cash receivable by the Trust as of the date of the supplemental deposit reduced by payables and accrued expenses.

                  Accordingly, for a deposit subsequent to the 90-day period following the first deposit of Securities:

                  1. Any Additional Securities included in a deposit shall be identical to Securities held in the Trust immediately prior to the deposit and in amounts such that (i) the number of shares of Additional Securities of a particular issue included in a deposit divided by (ii) the aggregate of the number of shares of all Additional Securities included in the deposit results in a fraction which is the same as the fraction resulting from division of (iii) the aggregate number of shares of the Securities of the same issue held in the Trust immediately prior to the deposit divided by (iv) the aggregate number of shares of all Securities held in the Trust immediately prior to the deposit;

                  2. Any deposit of Additional Securities shall be accompanied by Cash in an amount bearing the same ratio to the aggregate number of shares of all Additional Securities in the deposit as the Cash held in the Trust immediately prior to the deposit bears to the aggregate number of shares of all Securities held in the Trust immediately prior to the deposit, exclusive of Cash held in the Trust and designated for distribution solely to persons other than persons receiving the distribution as holders of Additional Units created by the deposit; and for deposit during the 90-day period following the first deposit of Securities in the Trust, the rules stated in subparagraphs (1) and (2) of this paragraph shall apply except that any Additional Securities (including Additional Contract Securities) need be only substantially similar (rather than identical to) Securities held in the Trust immediately prior to the deposit and need meet the proportionality requirements only to the extent practicable. Without limiting the generality of the phrase "to the extent practicable", if the Depositor specifies a minimum number of shares of a Security with respect to a particular trust to be included in a deposit and such minimum requirement cannot be met or if a Security identical to a Security held in the Trust is not readily obtainable, substitution of other substantially similar Securities (including Securities of an issue originally deposited) in order to meet the foregoing proportionality requirements shall be considered as a meeting of such requirements "to the extent practicable".

                  Each deposit of Additional Securities shall be listed in a Supplemental Schedule to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The Trustee shall acknowledge in such Supplemental Schedule receipt of the deposit, and simultaneously with the receipt of said deposit, reflect the aggregate number of Additional Units specified in such Supplemental Schedule by recording such Units on its books. Such Additional Securities shall be held, administered and applied by the Trustee in the same manner as herein provided for the Securities. The execution by the Depositor in connection with the deposit of Additional Securities of a Supplemental Schedule to the Reference Trust Agreement shall constitute the approval by the Depositor as satisfactory in form and substance of the contracts to be entered into or assumed by the Trustee with regard to any Additional Securities listed on such Supplemental Schedule and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust.

                  Section 2.07. REGISTER OF UNITS: A register shall be kept by the Trustee containing the names and addresses of the Unit Holders and the number of Units owned by each Unit Holder, and in which all issues, exchanges, transfers and cancellations of Units shall be recorded.

                  Section 2.08. PRINTING AND CUSTODIANSHIP OF CERTIFICATES: The Depositor hereby agrees to arrange for the printing of blank Certificates. Such blank Certificates are to be held by the Trustee. The Trustee is authorized to use the services of Depositary Trust Company, 55 Water Street, New York, New York, or any other similar organization or company which the Depositor may specify for the custody of Securities and Units.

                  Section 2.09. VOTING RIGHTS: Voting rights with respect to the Securities held by the Trust shall be exercised by the Trustee as directed by the Depositor in accordance with Section 3.11.


                                   ARTICLE III

                             ADMINISTRATION OF TRUST


                  Section 3.01. INITIAL COST: With respect to the Trust, the cost of the initial preparation, printing and execution of this Indenture, the initial fee of the Trustee and other reasonable expenses in connection therewith, shall be paid by the Depositor, provided, however, that the liability on the part of the Depositor for such initial costs, fees and expenses shall not include any fees, costs or other expenses incurred in connection herewith after the execution of this Indenture, and the deposit relating to the Trust, referred to in Section 2.01.

                  Section 3.02. INCOME ACCOUNT: The Trustee shall collect the dividends or other like cash distributions on the Securities in the Trust as such are paid and credit such amounts, as collected, to a separate account to be known as the "Income Account."

                  Section 3.03. PRINCIPAL ACCOUNT: The Securities in the Trust and all cash, other than amounts credited to the Income Account, received by the Trustee in respect of the Securities in the Trust shall be credited to a separate account for the Trust to be known as the "Principal Account."

                  Section 3.04. RESERVE ACCOUNT: From time to time the Trustee shall withdraw from the cash on deposit in the Principal Account or Income Account such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unit Holders any of the amounts in the Reserve Account; provided, however, that if the Trustee shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which previously withdrawn, or, if such Trust has been terminated or is in the process of termination, the Trustee shall distribute to each Unit Holder such holder's interest in the Reserve Account in accordance with Section 9.03 hereof.

                  Section 3.05. DISTRIBUTION: As of each Record Date for the Trust, the Trustee shall:

                  (a) deduct from the Income Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04 or this Section 3.05;

                  (b) deduct from the Income Account, or, to the extent funds are not available in such Account, from the Principal Account, an amount equal to the unpaid fees and expenses, if any, including registration charges, Blue Sky fees, printing costs, attorneys' fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Trust on a current basis pursuant to Section 9.07, provided, however, that no portion of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful; and

                  (c) deduct from the Income Account or, to the extent funds are not available in such account, from the Principal Account the estimated amount that the Depositor is entitled to receive pursuant to Section
         8.07 and hold such amount without interest until such time as it is payable to the Depositor as set forth below. The Trustee shall distribute to the Depositor from the amount so held pursuant to the immediately preceding sentence the amounts that the Depositor is entitled to receive pursuant to Section 8.07 on account of its services theretofore performed and expenses theretofore incurred. With respect to Trusts having monthly, quarterly or semiannual Distribution Dates, the Trustee shall deduct from the Income Account one-twelfth, one-quarter or one-half, as the case may be, of the estimated annual amount that the Depositor is entitled to receive and shall distribute such amounts to the Depositor on the monthly, quarterly or semiannual Distribution Date, as the case may be. In the event of the appointment of a successor depositor pursuant to Section 6.01(f)(1), the Trustee shall deduct from the Income Ac-count, or, to the extent funds are not available in such account, from the Principal Account, and pay to such successor depositor the amounts, if any, that it is at the time lawful for it to receive under said
         Section 6.01(f)(1).

                  The Principal Account shall be reimbursed for any amounts withdrawn from the Principal Account under this Indenture in order to satisfy obligations which, pursuant to the terms hereof, are first to be paid out of the Income Account to the extent funds are available when sufficient funds are next available in the Income Account after giving effect to the payment from the Income Account of all amounts otherwise required to be deducted therefrom at that time.

                  On each Distribution Date or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unit Holder of record at the close of business on the preceding Record Date at his address appearing on the registration books of the Trustee such holder's pro rata share of the balance of the Income Account, plus such holder's pro rata share of the distributable cash balance of the Principal Account, each computed as of the preceding Record Date; provided, however, that funds credited to the Principal Account in the event of the failure of consummation of a contract to purchase Securities pursuant to Section 2.01 hereof, funds representing the proceeds of the sale of Securities pursuant to Section 3.08 hereof, and funds representing the proceeds of the sale of Securities under Section 5.02 or 6.04 in excess of the amounts needed for the purposes of said Sections shall not be distributed until the next Distribution Date or at such earlier date as shall be determined by the Trustee. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $1.00 per Unit in the case of Units initially offered at approximately $1,000 or a proportionately lower amount in the case of Units initially offered at less than $1,000 (E.G., $.001 per Unit in the case of Units initially offered at approximately $1.00).

                  The amounts to be so distributed to each Unit Holder of the Trust of record as of each Record Date shall be that pro rata share of the cash balance as of such Record Date of the Income and Principal Accounts of the Trust, as shall be represented by a notation on the registration or other record books of the Trustee.

                  In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribu-tion provided for above, any cash balance remaining in the Income Account or the Principal Account shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.

                  For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unit Holder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Principal Account to individual Unit Holders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therein as provided in Section 3.06 hereof.

                  Section 3.06. DISTRIBUTION STATEMENTS: With each distribution from the Income or Principal Accounts of the Trust, the Trustee shall furnish Unit Holders a statement of the amount being distributed from each such account, expressed in each case as a dollar amount per Unit.

                  Within a reasonable period of time after the last Business Day of each calendar year, but not later than February 15, the Trustee shall furnish to each person who at any time during such calendar year was a Unit Holder a statement setting forth, with respect to such calendar year:

                  (A) as to the Income Account of the Trust:

                           (1) the amount of dividends received on the
                  Securities,

                           (2) the amounts paid from the Income Account for
                  redemptions of Units pursuant to Section 5.02,

                           (3) the deductions from the Income Account for
                  payment of applicable taxes or other governmental charges, if any, compensation of the Depositor, fees and expenses of the Trustee, transfers to the Reserve Account, and any expenses paid by the Trust pursuant to Section 3.05 hereof,

                           (4) the amount distributed from the Income Account,
                  identifying separately amounts distributed as dividends and as other income,

                           (5) any other amount credited to or deducted from the
                  Income Account, and

                           (6) the balance remaining after such distributions
                  and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

                  (B) as to the Principal Account of the Trust:

                           (1) the dates of the sale, liquidation or redemption
                  of any of the Securities, the identity of such Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Income Account,

                           (2) the amount paid from the Principal Account for
                  redemption pursuant to Section 5.02,

                           (3) the deductions for payment of applicable taxes
                  and other governmental charges, if any, compensation of the Depositor, fees and expenses of the Trustee, transfers to the Reserve Account, and any expenses paid by the Trust under
                  Section 3.05 hereof,

                           (4) the amount distributed from the Principal Account
                  for such period, pursuant to Section 3.05 hereof,

                           (5) any other amount credited to or deducted from the
                  Principal Account, and

                           (6) the balance remaining after such distributions
                  and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year; and

                  (C) the following information:

                           (1) a list of the Securities held in the Trust as of
                  the last Business Day of such calendar year,

                           (2) the number of Units outstanding on the last
                  Business Day of such calendar year,

                           (3) the Unit Value (as defined in Section 5.01) based
                  on the last evaluation of such Trust made during such calendar year, and

                           (4) the amounts actually distributed during such
                  calendar year from the Income and Principal Accounts of the Trust, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Dates for such distributions.

                  Section 3.07. REPLACEMENT SECURITIES: In the event that any Contract Security is not delivered due to any occurrence, act or event beyond the control of the Depositor and of the Trustee (such a Contract Security being herein called a "Special Security"), the Depositor may instruct the Trustee to purchase Replacement Securities which have been selected by the Depositor having a cost not in excess of the cost of the Special Securities not so delivered. To be eligible for inclusion in the Trust, the Replacement Securities which the Depositor selects must: (i) be of the same type as that replaced (E.G., both will be common stock or preferred stock); (ii) in the Depositor's judgment, closely resemble the Special Security as respects the investment characteristics which led the Depositor to select the Special Security for inclusion in the Trust; and (iii) be purchased within twenty days after delivery of notice of the failed contract to the Trustee or to the Depositor, whichever occurs first. Any Replacement Securities received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Securities deposited hereunder. No such deposit of Replacement Securities shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or (ii) the first Distribution Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

                  Whenever a Replacement Security is acquired by the Depositor pursuant to the provisions of this Section 3.07, the Trustee shall, within five days thereafter, mail to all Unit Holders notices of such acquisition, including an identification of the Special Security and the Replacement Security acquired. The purchase price of a Replacement Security shall be paid out of the funds in the principal account attributable to the Special Security which it replaces. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such instructions from the Depositor and in the absence of such instructions the Trustee shall have no duty to purchase any Replacement Securities under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any Replacement Security or for errors of judgment in selecting any Replacement Security.

                  Section 3.08. SALE OF SECURITIES: In order to maintain the sound investment character of the Trust, the Depositor may direct the Trustee to sell or liquidate Securities at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined that any one or more of the following conditions exist:

                  (a) that there has been a failure by the issuer of such Securities to declare or pay an anticipated dividend thereon;

                  (b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of dividends on any such Securities, or that there exists any other legal question or impediment affecting such Securities or the payment of dividends on the same;

                  (c) that there has occurred any breach of covenant or warranty in any resolution, ordinance, trust, indenture or other agreement or document, which would adversely affect either immediately or contingently the payment of dividends on such Securities;

                  (d) that the price of any such Securities has declined to such an extent, or such other market or credit factor exists, that in the opinion of the Depositor the retention of such Securities would be detrimental to the Trust and to the interest of the Unit Holders;

                  (e) that there has been a default in the payment of principal or par or stated value of, premium, if any, or income on any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends on the Securities; and

                  (f) that the tax treatment of the Trust as a grantor trust would otherwise be jeopardized.

                  Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell the specified Securities in accordance with such direction. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Securities under this Section 3.08. The Depositor shall not be liable for errors of judgment in directing or failing to direct the Trustee pursuant to this Section 3.08.

                  The Trustee shall sell any options, warrants or other rights to purchase securities distributed to the Trust in respect of Securities, as soon as is practicable after receipt of such options, warrants or other rights, unless otherwise directed by the Depositor.

                  Section 3.09. NOTICE AND SALE BY TRUSTEE: If at any time there has been a failure by the issuer to pay a dividend that is due and payable, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Trustee has not received any instruction from the Depositor to sell or to hold or to take any other action in connection with such Securities, the Trustee shall sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale or by reason of any action or inaction in accordance with such written instructions of the Depositor. The Trustee shall promptly notify the Depositor of such action in writing and shall set forth therein the Securities sold and the proceeds received therefrom.

                  Section 3.10. REFUNDING OF SECURITIES: In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new Securities, the Trustee shall reject such offer. However, should any exchange or substitution be effected notwithstanding such rejection or without an initial offer, any Securities, cash and/or property received in exchange shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee. The cash then remaining shall be distributed to Unit Holders on the next Distribution Date in the manner set forth in Section 3.05 regarding distributions from the Principal Account.

                  Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unit Holder, including an identification of the Securities eliminated and the Securities substituted therefor.

                  Section 3.11. NOTICE OF ACTIONS: In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of any Securities held by the Trust (including, but not limited to, the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to election of directors or any amendment or supplement to any corporate resolution, agreement or other instrument under or pursuant to which such Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; PROVIDED, HOWEVER, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this section.

                  Section 3.12. EXTRAORDINARY DISTRIBUTIONS: Any property received by the Trustee after the initial date of Deposit in a form other than cash or additional shares of the Securities listed on Schedule A or of a Replacement Security or otherwise deposited pursuant to 2.06 hereof, shall either be sold and the proceeds of sale credited to the Principal Account of the Trust, or distributed as the Depositor may direct. In no event shall the Trustee hold as part of the Trust, except temporarily pending sale or distribution as described in the preceding sentence, any property other than cash (including a letter of credit), Securities described on Schedule A or a Replacement Security or a Security otherwise deposited pursuant to Section 2.06 hereof.

                  The Securities and cash represented by a Unit shall be uniform so that each Unit shall at all times represent property identical to that represented by every other Unit. Securities identical to those represented by a Unit and received as the result of a stock dividend or stock split may be retained in the Trust and the number of shares of such a Security represented by a Unit adjusted accordingly. All other non-cash distributions in respect of any Securities held in the Trust shall be sold or distributed to Unit Holders.

                  Section 3.13. INVESTMENT RESTRICTIONS: With respect to series designated "Utility Stock Series," the Depositor hereby agrees that it will not deposit Securities in any series of the Trust, if such deposit would cause the Trust (including all prior series of the utility stock series) to be the holder of 5% or more of the outstanding voting securities of any one issuer of Securities of, or otherwise cause the Trust to be deemed an "affiliate" of, a public utility company, as defined in the Public Utility Holding Company Act of 1935 (the "1935 Act") or in any way cause the Trust to be in violation of the 1935 Act.

                                   ARTICLE IV

                            EVALUATION OF SECURITIES


                  Section 4.01. EVALUATION OF SECURITIES: The Trustee shall determine separately and promptly furnish to the Depositor upon request the value of each issue of the Securities in the Trust (determined as set forth below) as of the Evaluation Time on each of the days on which the Trustee shall make the Trust Evaluation required by Section 5.01. In making the evaluations the Trustee may determine the value of each issue of the Securities in the Trust by the following methods, or any combination thereof, which it deems appropriate. If the Securities are listed on one or more national securities exchanges, such valuation shall be based on the closing price on such Exchange which is the principal market thereof and which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Trustee deems such price inappropriate as a basis for valuation). If the Securities are not so listed, or, if so listed and the principal market therefor is other than such exchange or there is no closing price on such exchange, such valuation shall be based on the closing price in the over-the-counter market (unless the Trustee deems such price inappropriate as a basis for valuation) or if there is no such closing price, by any of the following methods which the Trustee deems appropriate: (i) on the basis of current bid prices of such Securities as obtained from investment dealers or brokers (including the Depositor) who customarily deal in securities comparable to those held by the Trust, or (ii) if bid prices are not available for any of such Securities, on the basis of bid prices for comparable securities, or (iii) by appraisal of the value of the Securities on the bid side of the market or by such other appraisal as is deemed appropriate, or (iv) by any combination of the above. The Trustee shall also make an evaluation of the Securities deposited in the Trust as of the time said Securities are deposited under this Indenture. Such evaluation shall be made on the same basis as set forth above. The Trustee's determination of the bid prices of the Securities on the date of deposit shall be included in the Schedules attached to the Reference Trust Agreement.

                  If the Securities to be evaluated are Restricted Securities, among the factors the Trustee will consider in determining the value of such Securities are (a) an estimate of the existence and extent of any market therefor, (b) the estimated period of time during which such Securities will not be freely marketable, (c) the estimated expenses, if any, to the Trust of registering or otherwise qualifying such Securities for public sale, (d) estimated underwriting commissions if underwriting would be required to effect a sale, (e) the current dividends on comparable securities, and (f) changes in the financial conditions and prospects of, and other factors affecting, the issuer.

                  Section 4.02. TAX REPORTS: For the purpose of permitting Unit Holders to satisfy any reporting requirements of applicable Federal or State tax law, the Trustee shall transmit to any Unit Holder upon written request any determinations made by the Trustee pursuant to Section 4.01.

                  Section 4.03. LIABILITY OF THE TRUSTEE: The Depositor and Unit Holders may rely on any evaluation furnished by the Trustee and shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of the best information available to it. The Trustee shall be under no liability to the Depositor or Unit Holders for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Trustee shall not be liable or responsible for depreciation or losses incurred by reason of the purchase, sale or retention of any Securities.


                                    ARTICLE V

                          TRUST EVALUATION, REDEMPTION,
                      TRANSFER, INTERCHANGE OR REPLACEMENT
                                 OF CERTIFICATES


                  Section 5.01. TRUST EVALUATION: The Trustee shall make an evaluation of the Trust as of the Evaluation Time (i) on the last Business Day of each of the months of June and December, (ii) on the day on which any Unit of the Trust is tendered for redemption (unless tender is made after the Evaluation Time on such day, in which case tender shall be deemed to have been made on the next day subsequent thereto on which the New York Stock Exchange is open for trading), and (iii) on any other day desired by the Trustee or requested by the Depositor. Such evaluations shall take into account and itemize separately
(a)(1) the cash on hand in the Trust (other than monies on deposit in the Reserve Account, funds deposited on the date hereof by the Depositor for the purchase of Securities and not theretofore credited to the Principal Account pursuant to Section 3.03 and funds in the Principal Account with respect to which contracts for the purchase of the Replacement Securities have been entered into pursuant to Section 3.07 hereof), including dividends receivable on stocks trading ex dividend, (a)(2) the value of each issue of the Securities in the Trust as determined by the Trustee pursuant to Section 4.01, and (a)(3) all other assets of the Trust. For each such evaluation there shall be deducted from the sum of the above (b)(1) amounts representing any applicable taxes or other governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (b)(2) amounts representing accrued fees of the Trustee and expenses of the Trust including but not limited to unpaid fees of the Trustee and expenses of the Trust (including legal and auditing expenses), accrued fees and expenses of the Depositor and its respective successors, if any, and (b)(3) cash held for distribution to Unit Holders of record as of a date on or prior to the evaluation then being made. The value of the pro rata share of each Unit of the Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

                  The Trustee shall promptly advise the Depositor of each determination of Unit Value made by it as above provided, and, in addition, upon each evaluation by the Trustee under Section 4.01 other than those involved in such calculations of Unit Value, the Trustee shall promptly furnish to the Depositor, for purposes of assisting it in maintaining a market in the Units, with such information regarding the Principal, Income and Reserve Accounts as the Depositor may reasonably request.

                  Section 5.02. REDEMPTIONS BY TRUSTEE; PURCHASES BY DEPOSITOR:
Any Unit or Units tendered for redemption by a Unit Holder or his duly authorized attorney to the Trustee at its unit investment trust office in the City of New York shall be redeemed by the Trustee on the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein called the "Redemption Date"). Units in uncertificated form shall be tendered by means of an appropriate request for redemption in form approved by the Trustee. Unit Holders must sign exactly as their name appears on the register with the signature guaranteed by an officer of a national bank or trust company, or by a member firm of either the New York, Midwest, or Pacific Coast Stock Exchanges, or in such other manner as may be acceptable to the Trustee. The Trustee may also require additional documents such as, but not limited to, trust instruments, certificates of death, appointments as executor or administrator or certificates of corporate authority. Subject to payment by such Unit Holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the close of trading on the New York Stock Exchange, on the date of tender (the "Tender Date") (such Unit Value, the "Redemption Price"). Units received for redemption by the Trustee on any date after the Evaluation Time will be held by the Trustee until the next Business Day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.

                  The Depositor shall maintain with the Trustee a current list of Securities held in the Trust designated to be sold for the purpose of redemption of Units of the Trust, and for payment of expenses hereunder; PROVIDED that if the Depositor shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. Unless otherwise directed by the Depositor, the Trustee shall select Securities from the current list to be sold so as to maintain, as closely as practicable, the original proportionate relationship between the number of shares of each Security in the Trust. The net proceeds of any sales of Securities from such list shall be credited to the Principal Account of the Trust and paid therefrom, to the extent necessary in accordance with this Section and otherwise distributed pursuant to this Indenture. In the case of a Trust which is holding Restricted Securities, the Trustee shall sell such Securities as shall not result in Restricted Securities constituting more than 50% in value of the Securities remaining in the Trust upon the completion of such sale or result in the Trust holding less than $250,000 in value of any Restricted Security; PROVIDED, HOWEVER, that the Depositor shall use its best efforts to ensure that such sale shall not result in Restricted Securities constituting more than 40% in value of the Securities remaining in the Trust upon completion of such sale, it being understood that sales of unrestricted Securities may be made if the Depositor's best efforts with regard to the timely sale of Restricted Securities at prices it deems reasonable are unsuccessful if as a result of such sales more than 50% in value of the Trust does not consist of Restricted Securities.

                  Notwithstanding the foregoing, any Unit Holder tendering for redemption at least the number of Units specified in the Reference Trust Agreement for "in-kind" distribution either during the life of the Trust or in connection with the termination of the Trust, may elect, by notifying the Trustee of such election, if permitted, or may be required by the Depositor, to receive Securities in kind. A Unit Holder choosing in-kind distribution will receive such distribution no later than the Redemption Date subject to payment by such Unit Holder of any tax or governmental charges which may be imposed thereon. This distribution shall consist of such Unit Holder's pro rata portion of each of the Securities in whole shares based on the number of Units owned as of the Tender Date plus the Unit Holder's pro rata share of the balances in the Income and Principal Accounts. In addition, the Trustee shall distribute no later than the Redemption Date (or if such date is not a Business Day, then the first Business Day prior thereto), cash equal to the value of any fractional shares included in such Unit Holder's pro rata portion of the Securities as of the Tender Date.

                  The Depositor shall provide the Trustee with a list of Securities held in the Trust designated to be sold for the purpose of satisfying amounts for the payment of cash equal to the value of fractional shares; provided that if the Depositor shall for any reason fail to provide such a list, the Trustee, in its sole discretion, may designate a list of Securities for such purposes. The excess proceeds of any sales of Securities from such list shall be credited to the Principal Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with this Section 5.02. The portion of the Redemption Price which represents the Unit Holder's interest in the Income Account shall be withdrawn from the Income Account to the extent available. The balance paid on any redemption, including dividends receivable on stocks trading ex dividend, if any, shall be withdrawn from the Principal Account to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall advance funds sufficient to pay such amount to the Unit Holder and shall be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account or Principal Account, whichever happens first. Should any amounts so advanced with respect to declared but unreceived dividends become uncollectable because of default in payment of such dividends, the Trustee shall have the right immediately to liquidate Securities in an amount sufficient to reimburse itself for such advances, without interest. In the event that funds are withdrawn from the Principal Account for payment of any portion of the Redemption Price representing dividends receivable on stocks trading ex dividend, the Principal Account shall be re-imbursed when sufficient funds are next available in the Income Account for such funds so applied. If the proceeds from such sales from the current list of Securities exceed the amount necessary for payment of Units redeemed, such excess proceeds will be credited to the Principal Account.

                  The Trustee may in its discretion, and shall when so directed by the Depositor, suspend the right of redemption or postpone the date of payment of the Redemption Price for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted;
(2) for any period during which an emergency exists as a result of which disposal by the Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (3) for such other period as the Securities and Exchange Commission may by order permit. The Trustee shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

                  Not later than the close of business on the day any Unit is tendered for redemption by a Unit Holder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase no later than the close of business on the next Business Day following such tender. Such purchase shall be made by payment for such Unit by the Depositor to the Unit Holder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unit Holder.

                  Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the unit investment trust office of the Trustee in the manner provided in the first paragraph of this Section 5.02.

                  The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or redemption of Securities made pursuant to Sections 5.02.

                  The Trustee will transfer the Securities to be delivered in-kind to the account of, and for disposition in accordance with the instructions of, the Unit Holder.

                  Section 5.03. TRANSFER OR INTERCHANGE OF CERTIFICATES: A Certificate (and the Units it represents) may be transferred by the registered holder thereof by presentation and surrender of such Certificate at the unit investment trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unit Holder or his authorized attorney, whereupon a new registered Certificate or Certificates for the same number of Units of the Trust executed by the Trustee and the Depositor will be issued in exchange and substitution therefor. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of the Trust and all Certificates issued shall be issued in denominations of one Unit or any multiple thereof as may be requested by the Unit Holder.

                  The Trustee may deem and treat the person in whose name any Certificate shall be registered upon the books of the Trustee as the owner of such Certificate for all purposes hereunder, and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Certificate shall be so registered.

                  A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unit Holder to the Trustee. The Trustee may require a Unit Holder to pay $2.00 for each new Certificate issued on any such transfer or interchange.

                  All Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

                  Section 5.04. CERTIFICATES MUTILATED, DESTROYED, STOLEN OR
LOST: In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the holder's furnishing the Trustee with proper identification and indemnity satisfactory to the Trustee, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Certificate a sum sufficient to pay any tax or other governmental charge will be imposed and payment of the fees and expenses of the Trustee may be required. Any such new Certificate is-sued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally is sued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  In the event the Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section 9.03 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.


                                   ARTICLE VI

                                     TRUSTEE


                  Section 6.01. GENERAL DEFINITION OF TRUSTEE'S LIABILITIES, RIGHTS AND DUTIES: In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

                  (a) all monies deposited with or received by the Trustee hereunder shall be held by it without interest in trust as part of the Trust until required to be disbursed in accordance with the provisions of this Indenture and such monies will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such monies in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940;

                  (b) the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed; or for the disposition of monies, Securities or Units pursuant to this Indenture; or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture; or otherwise, except by reason of its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The parties hereto may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof which construction shall be binding upon the Unit Holders and the parties hereto. The Trustee shall be under no liability for any construction of any such provisions hereof;

                  (c) the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Securities, or for or in respect of the validity or sufficiency of the Certificates or the due execution thereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit Holder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signatures by or on behalf of the Depositor;

                  (d) the Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost to the Trustee from such actions shall be deductible from and a charge against the Income and Principal Accounts of the Trust. Subject to the foregoing, the Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unit Holders pursuant to the terms of this Indenture, PROVIDED, HOWEVER, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the Trust prior to the interests of the Unit Holders;

                  (e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care; PROVIDED, HOWEVER, that if the Trustee chooses to employ the Depository Trust Company in connection with the storage and handling of, and the furnishing of administrative services in connection with the Securities, the Trustee will be answerable for any default or misconduct of the Depository Trust Company and its employees and agents as fully and to the same extent as if such default or misconduct had been committed or occasioned by the Trustee. The Trustee shall be fully protected in respect of any action under this Agreement taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The accounts of the Trust shall be audited not less frequently than annually by independent certified public Accountants designated from time to time by the Depositor, and the reports of such accountants shall be furnished by the Trustee to Unit Holders upon request. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Interest and Principal Accounts as set forth in Section 6.04 hereof;

                  (f) if the Depositor shall resign pursuant to Section 8.04 hereof or shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed or if the Depositor shall be dissolved or become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the property of the Depositor shall be appointed or any public officer shall take charge or control of the Depositor or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor meeting the qualifications set forth in Section 8.03 who shall act hereunder in all respects in place of the Depositor which successor shall be satisfactory to the Trustee, and which may be compensated at the times specified in Section 3.05 at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Income Account of the Trust or, to the extent funds are not available in such Account, from the Principal Account of the Trust but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with
         Section 26(a)(2)(C) of the Investment Company Act of 1940, or

         (2) terminate this Indenture and the trust created hereby and liquidate the Trust in the manner provided in Section 9.03;

                  (g) (1) if at any time the value of the Trust including supplemental deposits, if any, of Securities theretofore in the Trust as shown by any Trust Evaluation shall be less than the liquidation amount specified in clause (2) of this subsection (g), the Trustee may in its discretion, and shall if so directed by the Depositor, terminate this Indenture and the trust created hereby and liquidate the Trust all in the manner provided in Section 9.03. If at any time the value of the Trust shall be less than 20% of the value of the Securities in the Trust determined as of the date on which the most recent deposit of Securities occurred, the Trustee shall liquidate the Trust in the manner provided in Section 9.03;

                  (2) the liquidation amount referred to in clause (1) of this subsection (g) shall be 40% of the value of the Securities in the Trust determined as of the date on which the most recent deposit of Securities occurred;

                  (h) the Trustee is authorized and empowered, at the request and direction of the Depositor, to execute and file on behalf of the Trust any and all documents, in connection with the consents to service of process, required to be filed under the securities laws of the various States in order to permit the sale of Units of the Trust in such States by the Depositor;

                  (i) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the dividends thereon or upon it as Trustee hereunder or upon or in respect of the Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Reserve Account and/or the Income and Principal Accounts of the Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on the Trust prior to the interests of the Unit Holders;

                  (j) the Trustee except by reason of its own gross negligence, bad faith or willful misconduct shall not be liable for any action taken, omitted or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (k) so long as shall be required by Section 26(a)(2)(C) of the Investment Company Act of 1940, no payment to the Depositor or to any principal underwriter (as defined in such Act) for the Trust or to any affiliated person (as so defined) or agent of the Depositor or such underwriter shall be allowed the Trustee as an expense except for payment not in excess of reasonable amounts as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee itself.

                  Section 6.02. BOOKS, RECORDS AND REPORTS: The Trustee shall keep proper books of record and account of all the transactions under this Indenture and keep a register described in Section 2.07 at its unit investment trust office, and such books, records and register shall be open to inspection by any Unit Holder at all reasonable times during the usual business hours of the Trustee.

                  The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

                  Section 6.03. INDENTURE AND LIST OF SECURITIES ON FILE: The Trustee shall keep a certified copy or duplicate original of this Indenture (including the Reference Trust Agreement) on file at its unit investment trust office available for inspection at all reasonable times during the usual business hours by any Unit Holder, together with a current list of the Securities.

                  Section 6.04. COMPENSATION OF TRUSTEE: For services performed under this Indenture the Trustee shall be paid an annual fee in an amount set forth in the Reference Trust Agreement. Such compensation shall accrue daily and be payable on each Record Date in an amount equal to one-twelfth, one-fourth or one-half (based on the number of Trust distributions) of the estimated annual compensation of the Trustee and shall be computed on the basis of the greatest amount of Units in the Trust at any time during the period with respect to which such compensation is being computed. The Trustee may from time to time adjust its compensation as set forth above; PROVIDED, HOWEVER, that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent" or, if such Index is no longer published, in a similar index as determined by the Trustee and Depositor. FURTHER PROVIDED, HOWEVER, that the right of the Trustee to increase its fees shall not be cumulative and, if not exercised by the Trustee for any calendar year, shall be deemed waived for such calendar year. No exercise of its right to such increase shall be effective unless made by the Trustee by means of notification to the Depositor within 60 days following the publication of the annual consumer price information referred to above. The consent or concurrence of any Unit Holder shall not be required for any such adjustment or increase. Such compensation shall be deemed to provide only for the usual normal and proper functions undertaken as Trustee pursuant to this Indenture and, in addition, the Trustee may charge, to the extent then lawful, the Income and Principal Accounts of the Trust for any and all expenses (including, but not limited to legal, auditing and printing expenses of maintaining registration or qualification of the Units and/or the Trust under Federal or state securities laws subsequent to initial registration so long as the Depositor is maintaining a market for the Units, and including the fees of counsel which may be retained by the Trustee in connection with its activities hereunder, and disbursements incurred hereunder including all expenses in connection with the transfer and registration in the name of the distributee of Securities distributed in-kind and additional compensation for any extraordinary services performed by the Trustee hereunder). The Trustee shall be indemnified and held harmless against any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.04 the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section
5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.04. The Trustee shall promptly notify the Depositor of such action in writing and shall set forth therein the Securities sold and the proceeds received therefrom. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 6.04. Any monies payable to the

Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interests of the Unit Holders.

                  Section 6.05. REMOVAL AND RESIGNATION OF TRUSTEE; SUCCESSOR:
The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

                  (a) the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of the Trust and filing the same with the Depositor and mailing a copy of a notice of resignation to all Unit Holders then of record, not less than sixty days before the date specified in such instrument when, subject to
         Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. If at any time the Trustee shall become incapable of acting, or shall have an order of relief entered with respect to it, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, or, in the event the Depositor determines that the Trustee has materially failed to perform its duties under this Indenture and the interest of Unit Holders has been substantially impaired as a result, and such failure has continued for a period of sixty days following the Trustee's receipt of notice of such determination by the Depositor, then in any such case the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee; PROVIDED that a notice of such removal and appointment of a successor trustee shall be mailed by the Depositor to each Unit Holder then of record;

                  (b) any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with the like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Securities and monies at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture. The retiring Trustee shall, nevertheless, retain a lien upon all Securities and monies at the time held by it hereunder to secure any amounts then due the retiring Trustee;

                  (c) in case at any time the Trustee shall resign and no successor trustee shall have been appointed or, if appointed, shall not have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

                  (d) any corporation into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or any corporation succeeding to all or substantially all of the business of the Trustee shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto; anything herein or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding; and

                  (e) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective only upon acceptance of ap-pointment by the successor trustee as provided in subsection (b) hereof.

                  Section 6.06. QUALIFICATIONS OF TRUSTEE: The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.


                                   ARTICLE VII

                             RIGHTS OF UNIT HOLDERS


                  Section 7.01. BENEFICIARIES OF TRUST: By the purchase and acceptance or other lawful delivery and acceptance of a Unit of the Trust the Unit Holder shall be deemed to be a beneficiary of such Trust and vested with all rights, title and interest in the Trust to the extent of the Unit or Units owned, subject to the terms and conditions of this Indenture.

                  Section 7.02. RIGHTS, TERMS AND CONDITIONS: In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture the Unit Holders shall have the following rights and powers and shall be subject to the following terms and conditions:

                  (a) a Unit Holder may at any time prior to the Trustee's close of business on the date on which the Trust is terminated redeem his Units in accordance with Section 5.02;

                  (b) the death or incapacity of any Unit Holder shall not operate to terminate this Indenture or the Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or monies from time to time received, held and applied by the Trustee hereunder; and

                  (c) no Unit Holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unit Holders from time to time as partners or members of any association; nor shall any Unit Holder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.


                                  ARTICLE VIII

                                    DEPOSITOR


                  Section 8.01. LIABILITIES; POWER OF ATTORNEY: The Depositor, or the Depositors if there be more than one, shall be severally liable in accordance herewith for the obligations imposed upon and undertaken by the Depositor hereunder, PROVIDED, HOWEVER, that, without in any way affecting or diminishing such several liability, each Depositor of the Trust shall indemnify the other Depositors thereof and hold such other Depositors harmless from and against any and all costs, expenses and liabilities (including attorneys' fees) which such other Depositors may suffer or incur as a result of or by reason of any act or failure to act hereunder on the part of the indemnifying Depositor. At all times prior to the termination of the Trust and while the Depositors thereof shall continue to act jointly hereunder, there shall be maintained on file with the Trustee a power of attorney executed in favor of one Depositor by the other Depositors constituting and appointing the non-executing Depositor the true and lawful agent and attorney-in-fact of the executing Depositors to execute and deliver for and on behalf of the executing Depositors any and all notices, opinions, certificates, lists, demands, directions, instruments, or other documents provided or permitted to be executed or delivered by the Depositors hereunder in connection with the Trust or to take any other action in respect hereof. Such power of attorney shall continue in effect as to the executing Depositors until written notice of revocation thereof has been given by such executing Depositors to the Trustee. Prior to receipt of such notice of revocation the Trustee shall be entitled to rely conclusively upon such power of attorney as authorizing the non-executing Depositor to give any notice, opinion, certificate, list, demand, direction, instrument or other document provided for or permitted hereunder or to take any other action in respect hereof on behalf of the executing Depositors as to which such power of attorney is in effect.

                  Section 8.02. DISCHARGE: If there be more than one Depositor, the following provisions shall provide for the discharge of a Depositor and the liability of the Depositors in the event of the discharge of a Depositor:

                  (a) in the event that any Depositor shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed and such failure shall continue for 30 days after notice to the Depositors from the Trustee or if any Depositor shall become incapable of acting or shall have an order of relief entered with respect to it, or a receiver of the property of any Depositor shall be appointed or any public officer shall take charge or control of any Depositor or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then such Depositor shall forthwith be and shall be deemed to be discharged forever as a Depositor hereunder and thereupon the remaining Depositors shall act hereunder without the necessity of any other or further action on its part or on the part of the Trustee;

                  (b) in the event that the power of attorney referred to in
         Section 8.01 shall be revoked by written notice given by an executing Depositor and it shall not be replaced within one Business Day by another power of attorney conforming with the requirements of said
         Section 8.01, the Depositors of the Trust shall be deemed to have been unable to reach agreement with respect to action to be taken jointly by them hereunder in connection with the Trust and thereupon the Depositor which has revoked the power of attorney executed by it shall be discharged hereunder upon the expiration of such one-day period and thereupon the other Depositors shall act hereunder without the necessity of any other or further action on their part or on the part of the Trustee; and

                  (c) notwithstanding the discharge of a Depositor of the Trust in accordance with this Section 8.02, such Depositor shall continue to be fully liable in accordance with the provisions hereof in respect of action taken or refrained from under this Agreement by the Depositors before the date of such discharge or by the undischarged Depositors before or after the date of such discharge, as fully and to the same extent as if no discharge has occurred.

                  Section 8.03. SUCCESSORS: The covenants, provisions and agreements herein contained shall in every case be binding upon any successor or successors to any Depositor and shall be binding upon the General Partners of any Depositor which may be a partnership and upon the capital interest of the limited partners of any Depositor which may be a partnership. In the event of the death, resignation or withdrawal of any partner of any Depositor which may be a partnership, the partner so dying, resigning or withdrawing shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. In the event of an assignment by any Depositor to a successor corporation or partnership as permitted by the next following sentence, such Depositor and, if such Depositor is a partnership, its partners shall be relieved of all further liability under this Agreement. Any Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of such Depositor, if at the time of such transfer such successor duly assumes all the obligations of such Depositor under this Agreement.

                  Section 8.04. RESIGNATION: If at any time a Depositor of the Trust shall desire to resign its position as such a Depositor hereunder, the Depositor desiring to resign may resign by delivering to the Trustee an instrument executed by such resigning Depositor and upon such delivery, the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such delivery; PROVIDED, HOWEVER, that if upon such resignation there would be no Depositor then acting, concurrently with or subsequent to such resignation the Trustee shall proceed as provided in Section 6.01(f).

                  Section 8.05. ADDITIONAL DEPOSITORS: The Depositor of the Trust and the Trustee may at any time appoint one or more corporations or partnerships to act as new Depositor of such Trust, in addition to those currently serving, by an instrument executed by such Depositor, the Trustee, and such corporations or partnerships; PROVIDED, HOWEVER, that at the time of such execution each new Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. Upon such execution, a new Depositor shall be deemed to be a depositor for all purposes under this Indenture, and the covenants, provisions and agreements herein contained shall in every case be binding upon such new Depositor and shall be binding upon the General Partner of any such new Depositor which may be a partnership and upon the capital interest of the limited partners of any such new Depositor which may be a partnership, but such new Depositor shall not be liable hereunder for occurrences or omissions prior to the effective time of execution of such instrument.

                  Section 8.06. EXCLUSIONS FROM LIABILITY: The following provisions provide for certain exclusions from the liability of the Depositor:

                  (a) no Depositor of the Trust shall be under any liability to any other Depositor of the Trust, such Trust or the Unit Holders thereof, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or liable or responsible in any way for depreciation or loss incurred by reason of the acquisition or sale of any Securities; PROVIDED, HOWEVER, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor of the Trust may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them, or any of them, by any other Depositor of the Trust, the Trustee, counsel to an issuer of a Security, or any other person. The Depositor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Unit Holder or the Trustee other than as expressly provided for herein;

                  (b) the Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Unit Holders hereunder; and

                  (c) none of the provisions of this Agreement shall be deemed to protect or purport to protect the Depositor of the Trust against any liability to the Trust or to the Unit Holders thereof or to each other (if there is more than one Depositor) to which the Depositor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of the Depositor, or by reason of the Depositor's reckless disre-gard of the obligations and duties of the Depositor under this Agreement.

                  Section 8.07. COMPENSATION: The Depositor shall receive at the times set forth in Section 3.05 as compensation for performing portfolio supervisory services, such amount, and for such periods, as are specified in the Reference Trust Agreement. The computation of such compensation shall be made on the basis of the greatest number of Units in the Trust at any time during which such compensation is being computed. At no time, however, will the total amount received by the Depositor for services rendered to all series of the Sears Equity Investment Trust in any calendar year exceed the aggregate cost to it of supplying such services in such year except to the extent permitted by law. Such rate may be increased from time to time, without the consent or approval of any Unit Holder or the Depositor, by amounts not exceeding the proportionate increase during the period from the date of such Reference Trust Agreement to the date of any such increase, in consumer prices as published either under the classification "All Services Less Rent" in the Consumer Price Index published by the United States Department of Labor or, if such Index is no longer published, a similar index.

                  In the event that any amount of the compensation paid to the Depositor pursuant to Section 3.05 is found to be an improper charge against the Trust, the Depositor shall reimburse the Trust in such amount. A charge shall be considered improper only if a final judgment or order for reimbursement of the Trust shall be rendered against the Depositor and such judgment or order shall not be effectively stayed or a final settlement is established in which the Depositor agrees to reimburse the Trust for amounts paid to the Depositor pursuant to this Section 8.07.


                                   ARTICLE IX

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS


                  Section 9.01. AMENDMENTS: This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unit Holders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; (b) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; or (c) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interest of the Unit Holders; PROVIDED, that the Indenture may also be amended from time to time by the parties hereto (or the performance of any of the provisions of this Indenture may be waived) with the consent of Unit Holders evidencing 51% of the Units at the time outstanding under the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Unit Holders; PROVIDED FURTHER, HOWEVER, that this Indenture (including any Reference Trust Agreement) may not be amended (nor may any provision thereof be waived) so as to (1) increase the number of Units issuable in respect of the Trust above the aggregate number specified in Part II of the Reference Trust Agreement or such lesser amount as may be outstanding at any time during the term of this Indenture, except as the result of the deposit of Additional Securities, as herein provided, or reduce the relative interest in the Trust of any Unit Holder without his consent, (2) permit the deposit or acquisition hereunder of securities or other property either in addition to or in substitution for any of the Securities except in the manner permitted by the Trust Indenture as in effect on the date of the first deposit of Securities under a particular Indenture or permit the Trustee to engage in business or investment activities not specifically authorized in this Indenture as originally executed or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

                  Section 9.02. NOTICE OF AMENDMENT: Promptly after the execution of any amendment the Trustee shall furnish written notification of the substance of such amendment to all Unit Holders then of record at their addresses appearing on the registration books of the Trustee.

                  Section 9.03. TERMINATION: This Indenture and the Trust created hereby shall terminate upon the redemption, sale or other disposition as the case may be of the last Security held in the Trust hereunder unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of the Holders of fifty-one per cent of the Units of the Trust then outstanding; PROVIDED, that in no event shall this Trust continue beyond the Termination Date as set forth in Part II of the Reference Trust Agreement. Written notice of any termination, shall be given by the Trustee to each Unit Holder of record at his address appearing on the registration books of the Trustee.

                  (a) Within a reasonable period of time after termination of the Trust the Trustee shall liquidate such Securities as it shall deem necessary for payment of Trust expenses and shall:

                    (i) deduct from the Income Account of the Trust or, to the extent that funds are not available in such account, from the Principal Account of the Trust and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services in connection with the Trust, (2) any compensation due it for its extraordinary services and (3) any costs, expenses or indemnities in connection with the Trust as provided herein;

                   (ii) deduct from the Income Account or, to the extent that funds are not available in such Account, from the Principal Account and pay accrued and unpaid fees to the Depositor pursuant to Section 3.05;

                  (iii) deduct from the Income Account of the Trust or, to the extent that funds are not available in such Account, from the Principal Account of the Trust, any amounts which may be required to be deposited in the Reserve Account of the Trust to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with the Trust;

                  (b) (i) In connection with any termination of the Trust prior to the In-Kind Date, Unit Holders may elect by written notice to the Trustee within the time period specified in the notice of termination to receive their interest in the Trust in-kind in accordance with the procedures set forth in
Section 5.02 hereof (PROVIDED HOWEVER, that brokerage commissions on sales of fractional shares shall be deducted from the cash proceeds to be paid to Unit Holders electing distribution in-kind). Unit Holders who do not effectively elect in-kind distribution shall receive cash. Subsequent to the completion of the procedures for in-kind distribution described in Section 5.02, the Trustee shall fully liquidate the remaining Securities in the Principal Account and shall distribute to each Unit Holder such Unit Holder's pro rata interest in the balance of the Income Account and Principal Account of the Trust.

                  The amounts to be so distributed to each Unit Holder shall be that pro rata share of the balance of the total income and Principal Accounts of the Trust as shall be represented by the Units therein held by such Unit Holder.

                  (ii) If the Trust is not terminated prior to the In-Kind Date, the Trustee shall proceed as follows: At least twenty days prior to the In-Kind Date, each Unit Holder of record as of such date owning the number of Units set forth in the Reference Trust Agreement necessary to qualify to elect in-kind redemptions set forth in Section 5.02 hereof shall be supplied a form of election (the "Election Notice"). The Election Notice will permit such Unit Holder to elect to receive his interest in the Trust (i) in kind or (ii) in cash. The Trustee will duly honor instructions given in such properly completed Election Notices received by the In-Kind Date. A Unit Holder who does not effectively elect distribution in kind will receive a cash distribution.

                  On the In-Kind Date, the Trustee shall (a) determine the Unit Value pursuant to Section 5.01 and (b) segregate the number of whole shares of Securities necessary to satisfy distributions to Unit Holders electing distribution in kind. Subject to payment of any tax or governmental charges which may be imposed thereon, the Unit Holder choosing in-kind distribution shall receive, against surrender of his Certificate(s), within seven (7) calendar days following the In-Kind Date, such Unit Holder's pro rata portion of each of the Securities in whole shares and the Unit Holder's pro rata share of the distributable cash balance of the Income and Principal Accounts as of the In-Kind Date reduced by accrued expenses and obligations of the Trust on the In-Kind Date plus the proceeds of any fractional shares included in the Unit Holder's pro rata share of the Securities. Commencing with the Business Day next following the In-Kind Date, the Trustee shall fully liquidate the remaining Securities in the portfolio over a period not to exceed 10 Business Days. The Trustee will sell on each Business Day during such 10-day period, unless directed otherwise by the Depositor, at least a number of shares of each Security which then remains in the portfolio equal to the number of such shares in the portfolio at the beginning of such day multiplied by a fraction the numerator of which is one and the denominator of which is the number of days remaining in the 10 Business Day sales period. The proceeds of such sales, net of any tax or governmental charges and any brokerage commissions due thereon, shall be credited to the Principal Account. Upon the settlement of the last trade of Securities, the Trustee shall follow the procedures set forth in
(a)(i), (a)(ii) and (a)(iii) of this Section 9.03. The Trustee shall distribute to Unit Holders, within seven days of the settlement of the last trade, against surrender of their Certificates, their pro rata shares of the balance of the Income and Principal Accounts and on the conditions set forth in Section 3.04 hereof, their pro rata share of the cash balance of the Reserve Account.

                  (c) Together with such distribution to each Unit Holder as provided for in (b) of this Section, the Trustee shall furnish to each such Unit Holder a final distribution statement as of the date of computation of the amount distributable to Unit Holders, setting forth the information in substantially the form and manner provided for in Section 3.06 hereof.

                  (d) The Trustee shall distribute to each Unit Holder any dividends, which on the Termination Date were declared, but not received, net of any and all expenses not previously deducted, within a reasonable time of their receipt.

                  The Trustee shall be under no liability with respect to monies held by it in the Income, Reserve and Principal Accounts upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

                  Section 9.04. CONSTRUCTION: This Indenture is executed and delivered in the State of New York and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unit Holders and the interpretation of the provisions hereof. Headings and titles herein are for convenience only and should not influence such interpretation.

                  Section 9.05. USE OF THE NAME "SEARS": The Depositor and the Trustee herein acknowledge that the name "Sears" is a property right of Sears, Roebuck & Co. The parties hereto agree that Sears, or the Depositor, acting on behalf of Sears, may require any or all of the Trusts created under this Agreement to cease using the name "Sears" or any similar term if the Depositor ceases to be the Depositor or under any other circumstances. The Depositor and the Trustee also hereby acknowledge that Sears, Roebuck and Co. may use or permit others to use the name "Sears".

                  Section 9.06. WRITTEN NOTICE: Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor c/o Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048; Attn: Unit Investment Trust Division or at such other address as shall be specified by the Depositor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee hereunder shall be in writing and shall be given if mailed or delivered to the Trustee at its office at 104 West 47th Street, New York, New York 10036, or such other address as shall reasonably be specified by the Trustee to the other par-ties hereto in writing. Any notice to be given to the Unit Holders shall be duly given if mailed or delivered to each Unit Holder at the address of such holder appearing on the registration books of the Trustee.

                  Section 9.07. SEVERABILITY: If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates or the rights of the holders thereof.

                  Section 9.08. DISSOLUTION OF DEPOSITOR NOT TO TERMINATE: The dissolution of one or all of the Depositors (if more than one) from or for any cause whatsoever shall not operate to terminate this Indenture insofar as the duties and obligations of the Trustee and Evaluator are concerned.

                  IN WITNESS WHEREOF, Dean Witter Reynolds Inc. has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or Assistant Secretary and United States Trust Company of New York has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries all as of the day, month and year first above written.

                                                          FORM OF SIGNATURE PAGE



                                              DEAN WITTER REYNOLDS INC.,
                                                   Depositor


                                              By:
                                                 -------------------------------
                                                   Title:  Vice President

[SEAL]

ATTEST :


By:
   -------------------------------
       Assistant Secretary

STATE OF NEW YORK            )
                             )   ss.:
COUNTY OF NEW YORK           )


                  I,                      , a Notary Public in and for the said
County in the State aforesaid, do hereby certify that                      and
                  personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be the Vice President and Assistant Secretary, respectively, of Dean Witter Reynolds Inc., a corporation, appeared before me this day in person, and acknowledged that they signed, sealed with a corporate seal of Dean Witter Reynolds Inc., and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, as the free and voluntary act of said Dean Witter Reynolds Inc. for the uses and purposes therein set forth.

                  GIVEN, under my hand and notarial seal this       day of
               .

                                                     ---------------------------
                                                     Notary Public
[SEAL]